ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                              SWEETS AND EATS, INC.

         Pursuant to the provisions of Section 607.1006, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

         FIRST: Amendments adopted:

         Article I is hereby deleted in its entirety and is amended to read as follows:

         "The name of the Corporation is Safe Transportation Systems, Inc."

         SECOND: The following amendment to the Articles of Incorporation was unanimously adopted by the Board of Directors of the corporation and by a majority vote of the shareholders of the corporation on the 3rd day of January, 2001.

         THIRD: This amendment shall be effective on January 3, 2001.

         Signed this 15th day of March, 2001.


                                        By: /s/ MARK B. GOLDSTEIN
                                        -------------------------
                                                MARK B. GOLDSTEIN, Secretary

STATE OF FLORIDA:

SS:

COUNTY OF PALM BEACH:

         SWORN TO AND  SUBSCRIBED  before me on this 15th day of March 2001,  by
Mark  B.   Goldstein,   who  is   personally   known  to  me  or  has   produced
_________________ as identification and who did not take an oath. D



                                       By: /s/ Angela Warshefski
                                       -------------------------
                                               Angela Warshefski
                                               Notary Public, State of Florida
                                               My Commission Expires: 01/29/2004


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